Exhibit 23.1
Consent Of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-3) and related Prospectus of Williams Partners L.P. for the registration of 9,710,522 of common units representing limited partner interests and to the incorporation by reference therein of our report dated January 9, 2007, with respect to the supplemental consolidated financial statements of Williams Partners L.P., and our report dated January 9, 2007, with respect to the supplemental consolidated balance sheet of Williams Partners GP LLC, both included in the Current Report (Form 8-K) dated January 12, 2006, filed with the Securities and Exchange Commission, our report dated September 15, 2006, with respect to the consolidated financial statements of Williams Partners L.P., and our report dated September 15, 2006, with respect to the consolidated balance sheet of Williams Partners GP LLC, both included in the Current Report (Form 8-K) dated September 22, 2006, filed with the Securities and Exchange Commission.
/s/ ERNST & YOUNG LLP

Tulsa, Oklahoma
January 9, 2007